UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2015, Goodrich Petroleum Corporation (the “Company”) filed an amendment to extend the expiration date of its previously announced tender offer to exchange (the “Exchange Offers”) (i) any and all of the shares of the Company’s outstanding 5.375% Series B Cumulative Convertible Preferred Stock, (ii) up to 2,390,000 depositary shares representing the Company’s outstanding 10.00% Series C Cumulative Preferred Stock and (iii) up to 2,390,000 depositary shares representing the Company’s outstanding 9.75% Series D Cumulative Preferred Stock for newly issued depositary shares each representing a 1/1000th interest in a share of the Company’s 10.00% Series E Cumulative Convertible Preferred Stock. The Company has extended the expiration of the Exchange Offers until 5:00 p.m., New York City time, on December 15, 2015. The Company also announced that it will apply to list the Series E Preferred Stock on the OTC Market Group, Inc. A copy of the related press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued December 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued December 9, 2015.